Exhibit 99.1

AMENDMENT NO. 3

THIS AMENDMENT NO. 3 (this “Amendment”) is being executed and delivered as of September 13, 2007, by and among International Rectifier Corporation, a Delaware corporation (the “Company”), JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”) under the Credit Agreement referred to below, and certain of the lenders party to said Credit Agreement.  All capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Company, the Lenders and the Administrative Agent are currently party to that certain Credit Agreement dated as of November 6, 2006 (as heretofore amended, the “Credit Agreement”); and

WHEREAS, pursuant to Amendment No. 2 to the Credit agreement dated as of June 27, 2007, the Lenders granted certain accommodations to the Company through September 15, 2007 in respect of an investigation certain matters which is being conducted by the Audit Committee of the Board of Directors of the Company; and

WHEREAS, such investigation has not yet been concluded; and

WHEREAS, in the current course of the Company’s investigation, it is unclear which, if any, of the representations, warranties and covenants set forth in the Credit Agreement, may have been breached;

NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

1.             Agreement.

(a)           The Lenders hereby agree that the Company shall not be deemed in default of its obligations under the Credit Agreement and the other Loan Documents referred to therein on or prior to the date which is the earlier of December 31, 2007 and the end of the Investigation Period (as defined below), except to the extent that the Company shall have breached the covenants set forth in Sections 6.01 (Indebtedness), 6.02 (Liens), 6.08 (Negative Pledge Clauses) of the Credit Agreement or its obligations under Section 2 of this Amendment.

(b)           The Company agrees that the Lenders shall have no obligation to make any Credit Events or any other extensions of credit to any Borrower under the Credit Agreement (other than the renewal of currently outstanding Letters of Credit in existing amount in the ordinary course of business) during the period (the “Investigation Period”) commencing on the date hereof and ending on the date upon which  (i)  the Company’s investigation has been concluded, (ii) the Lenders have received a report of the results thereof and revised audited consolidated financial statements of the Company, in each case which are reasonably satisfactory to the Required Lenders (it being understood and agreed that the Lenders shall have a reasonable period to review such report and financial statements), and (iii) no Default exists.

(c)           Pursuant to the provisions of Section 9.02 of the Credit Agreement, except as set forth herein, no failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power under the Credit Agreement or under any other Loan Document shall operate as an amendment or waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders under the

Credit Agreement and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.

2.             Cash Collateral.  The Company hereby agrees that it shall continue to maintain cash collateral with the Issuing Bank in an amount equal to the full amount of the Letters of Credit outstanding under the Credit Agreement (plus the amount of any letter of credit fees which will accrue with respect thereto through and including December 31, 2007) pursuant to arrangements and documents reasonably satisfactory to the Administrative Agent.  It is understood and agreed that time is of the essence of this Section, and that the failure of the Company to provide such cash collateral shall constitute and be deemed to be an immediate Event of Default under the Credit Agreement and result in the termination of this Amendment.

3.             Conditions of Effectiveness.  This Amendment shall be deemed to have become effective as of the date hereof, but such effectiveness shall be subject to the conditions that the Administrative Agent shall have received (a) executed counterparts of this Amendment duly executed and delivered by the Company and the Required Lenders, and (b) from the Company, within one Business Day of the execution and delivery hereof by the Required Lenders, a fee of 0.02% of each Lender’s Commitment for the account of, and to the extent, such Lender has executed and delivered to the Administrative Agent or its counsel a counterpart to this Amendment prior to 12:00 noon (Los Angeles local time) on September 13, 2007.

4.             No Implicit Amendment or Waiver.  Except as expressly set forth herein, (i) the execution, delivery and effectiveness of this Amendment shall neither operate as an amendment or waiver of any rights, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any other documents executed in connection with the Credit Agreement, nor constitute an amendment or waiver of any provision of the Credit Agreement nor any other document executed in connection therewith and (ii) the Credit Agreement shall remain in full force and effect in accordance with its terms (as heretofore amended).  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as an amendment or waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

5.             GOVERNING LAW.  This Amendment No. 3 shall be construed in accordance with and governed by the law of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment No. 3 has been duly executed as of the day and year first above written.

INTERNATIONAL RECTIFIER CORPORATION,
as the Company

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, individually as a Lender, as the Swingline Lender and as Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, N.A.,
individually as a Lender, as the Issuing Bank and as Syndication Agent

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH,
individually as a Lender and as Co-Documentation Agent

By:
Name:
Title:

By:
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION,
individually as a Lender and as Co-Documentation Agent

By:
Name:
Title:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
individually as a Lender

By:
Name:
Title:

By:
Name:
Title:

MIZUHO CORPORATE BANK, LTD.,
as a Lender

By:
Name:
Title:

WELLS FARGO BANK, N.A.,
as a Lender

By:
Name:
Title:

UNION BANK OF CALIFORNIA, N.A.,
as a Lender

By:
Name:
Title: